SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2002

FIBERNET TELECOM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 405-6200
(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

Item 5. Other	Events.

On August 30, 2002, the lenders under our senior secured credit facility agreed to further extend the due date of our first quarter interest payment originally due on March 14, 2002, as well as the due date of our second quarter interest payment originally due on June 14, 2002 and an additional interest payment originally due on August 14, 2002, all to September 4, 2002. Subsequently, on September 4, 2002, this extension was further extended to October 4, 2002 and the additional interest payments originally due on September 12, 2002 and September 16, 2002, were included in this extension.

In addition, on August 30, 2002, the holder of a $2.0 million promissory note we issued on March 15, 2002 agreed to amend certain terms of the note, resulting in a further extension of the note’s term. A copy of the amendment to the note is attached to this Current Report on Form 8-K as Exhibit 4.1. Both of these extensions were granted in anticipation of a possible equity financing or a broader recapitalization that we intend to consummate by mid-October, 2002.

There can be no assurance that we will be able to successfully consummate a financing or a broader recapitalization on acceptable terms or at all. In addition, any financing or broader recapitalization we undertake will be substantially dilutive to our existing stockholders.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

4.1	Form of Amendment to Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC. (Registrant)

Dated:	September 4, 2002	By:	/s/ Michael S. Liss
Michael S. Liss President and Chief Executive Officer